SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 26, 2004

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On October 26, 2004, Sunrise Telecom Incorporated (the "Company") issued a press release and will hold a conference call regarding its financial results for the quarter ended September 30, 2004. A copy of this press release is attached as Exhibit 99.1 to this report. The Company is making forward-looking statements regarding fourth quarter 2004 sales estimates in the press release and during the conference call.

In accordance with General Instruction B.6, the information in this Current Report on Form 8-K, including exhibit 99.1, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP results of operations in the attached press release as supplemental information about its operating results. These measures are not in accordance with or an alternative to GAAP and may be different than measures used by other companies. The non-GAAP results of operations eliminate certain items of expenses and losses from cost of goods sold, operating expenses, and income tax expense. The Company's management believes that these non-GAAP financial measures help investors to evaluate the current operational and financial performance of the Company's business. The Company discloses this information along with a reconciliation of the non-GAAP financial measures to the comparable GAAP measures. This allows investors to evaluate the details and general nature of the adjustments made to the GAAP financial measures.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: October 26, 2004	By:	/s/ PAUL A. MARSHALL
Paul A. Marshall Chief Operating Officer and Acting Chief Financial Officer

3

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company on October 26, 2004 announcing financial results for the three months ended September 30, 2004.

4

EXHIBIT 99.1

At Sunrise Telecom Incorporated

Paul Marshall

Acting Chief Financial Officer

(408) 363-8000

For Immediate Release

SUNRISE TELECOM REPORTS THIRD QUARTER 2004

- Net sales of $12.7 million -
- Fourth quarter guidance of $12 million to $16 million net sales -

SAN JOSE, CA, October 26, 2004-Sunrise Telecom Incorporated (NASDAQ: SRTI), a leading provider of service verification equipment for the telecommunications and cable broadband industries, today announced that revenue for the third quarter of 2004 was $12.7 million, up 3% from year-ago third quarter revenue of $12.3 million and down 15% from the prior quarter revenue of $15.0 million.

GAAP net loss was $(2.2) million, or $(0.04) per share, for the third quarter of 2004, compared with a GAAP net loss of $(1.3) million, or $(0.03) per share, for the third quarter of 2003 and GAAP net income of $0.8 million, or $0.02 per share, for the second quarter of 2004. Excluding amortization of acquisition-related intangible assets and stock-based compensation expense, both of which are non-cash expenses, non-GAAP net loss was $(1.8) million, or $(0.03) per share, compared with a non-GAAP net loss of $(0.5) million, or $(0.01) per share, in the third quarter of 2003 and non-GAAP net income of $1.2 million, or $0.02 per share, in the second quarter of 2004. Refer to the "Reconciliation of Non-GAAP Adjustments" in the financial tables section of this release for a detailed presentation of the differences between GAAP and non-GAAP financial measures.

Sunrise Telecom President and CEO, Paul Chang, said, "Our third quarter operating results are in the guidance range we provided last quarter. The sequential decline in revenues primarily reflects the timing of several large orders that were received later in the quarter than originally anticipated. The receipt of these orders late in the quarter pushed shipments and associated revenue recognition into the fourth quarter. Our backlog carried into the fourth quarter includes a large Italian order for a 3G wireless monitoring system and an order for a high-end spectrum analyzer for cable broadband networks with a first-tier North American operator."

Financial Results Summary

(In thousands, except per share and percentage data)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
GAAP Financial Results:
Net Sales	$12,725	$15,004	$12,338	$41,530	$34,505
Operating income (loss)	$(2,042)	$576	$(2,026)	$(1,286)	$(10,042)
Net income (loss)	$(2,155)	$813	$(1,276)	$(8,628)	$(5,844)
EPS	$(0.04)	$0.02	$(0.03)	$(0.17)	$(0.12)
Shares used in computation	50,504	51,265	49,819	50,365	49,665
Gross profit percentage	68.5%	74.3%	63.9%	71.6%	62.4%

Non-GAAP Financial Results:
Operating income (loss)	$(1,387)	$1,289	$(798)	$1,071	$(6,043)
Net income (loss)	$(1,762)	$1,241	$(527)	$135	$(3,405)
EPS	$(0.03)	$0.02	$(0.01)	$0.00	$(0.07)
Shares used in computation	50,504	51,265	49,819	51,284	49,665

Backlog, at end of quarter	$5,727	$4,789	$7,471

Refer to the "Reconciliation of GAAP to Non-GAAP Financial Measures" in the financial tables section of this release for a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

Products

Said Paul Chang, "This quarter we saw strong interest for our products in the key growth areas for testing equipment, including FTTx, metro build-outs, and deployment of converged services over IP. Sunrise has advanced testing solutions designed to offer unique advantages for each of these areas."

In the third quarter, the cable broadband group was the main beneficiary of the converged services roll-out by carriers. For example, the CM1000 product family, which has historically targeted installation and field testing needs of cable operators, started to gain traction with Sunrise's telecom customers who are introducing video transmission capabilities. Also, during the third quarter, Sunrise added advanced VoIP testing features to the CM1000, resulting in a strong stream of revenue-producing shipments to MSOs starting initial deployment of VoIP services.

Another strong performer this quarter was Sunrise's protocol analyzer for next generation VoIP networks, NeTracker. Service providers were ordering NeTracker for their labs where they conduct pre-deployment validation of VoIP networking equipment, as well as for their central offices for post-deployment network monitoring.

Continued Paul Chang, "This month's FCC ruling that fiber-optic networks will not be subject to network-sharing rules is expected to further accelerate FTTx build-outs and deployment of triple play services over IP. The strong traction of our products in these growth areas is offsetting the limited expansion prospects in our legacy wireline access business and the maturation of the market for DSL field testing. Over time we expect the sales of our strategic solutions to increase as a percentage of our total revenues."

New Product Introductions

-	The Micro OTDR Module on the SunSet MTT Platform — field testing solution for service providers deploying FTTx and next generation metro services

-	The Optical Channel Monitor Module on the SunSet MTT Platform — field testing tool for metro services installation

-	Physical layer troubleshooting features on the SunSet SDH platform

Third Quarter Financial Highlights

In the third quarter of 2004, Sunrise Telecom recorded gross profit of 69% of sales. Gross profit was 74% and 64% of sales for the second quarter of 2004 and the third quarter of 2003, respectively. Gross profit in the second quarter of 2004 included a one-time benefit of $600,000 related to the sale of inventory which was previously reserved. Sunrise Telecom Acting CFO, Paul Marshall, said, "We do not expect sales of previously reserved inventory to be a regular occurrence, and it did not recur during the third quarter. Had we not benefited from the sale of reserved inventory in the second quarter, our gross profit percentage would have been about 70% of sales in the second quarter of 2004. Relative to the third quarter of 2003, our gross profit percentage has increased due to lower inventory obsolescence."

GAAP loss from operations was $(2.0) million in the third quarter of 2004, compared with GAAP income from operations of $0.6 million in the second quarter of 2004 and a GAAP loss from operations of $(2.0) million in the third quarter of 2003. The loss from operations was attributable mainly to lower quarterly revenues.

Outlook

Paul Marshall, Sunrise Telecom Acting CFO, said, "Regarding our outlook, we expect sales of $12 to $16 million during the fourth quarter driven by strength in our protocol and cable broadband products. Next year we expect our strategic product offerings to gain additional traction with the various network change initiatives, resulting in substantial new revenue streams for us."

Conference Call

Sunrise Telecom will host a conference call today at 1:15 p.m. Pacific Time (4:15 p.m. Eastern Time), during which Paul Chang, President and Chief Executive Officer, and Paul Marshall, Acting Chief Financial Officer, will further discuss these results and Sunrise Telecom's outlook. To listen to the call, please dial (800) 915-4836 at least five minutes prior to the start. This call can also be accessed via web cast at the Investors/Governance section of the company's Web site at www.sunrisetelecom.com. A web replay will also be available for at least two weeks at this same web address.

About Sunrise Telecom Incorporated

Sunrise Telecom Incorporated manufactures and markets service verification equipment to pre-qualify, verify, and diagnose telecommunications, cable broadband and Internet networks. Sunrise Telecom's products offer broad functionality, leading-edge technology, and compact size to test a variety of new broadband services. These services include wireline access (including DSL), fiber optics, cable broadband, cable modem, and signaling networks. Sunrise Telecom's products are designed to maximize technicians' effectiveness in the field and to provide realistic network simulations for equipment manufacturers to test their products. Sunrise Telecom was founded in 1991 and is based in San Jose, California. Sunrise Telecom distributes its products throughout six continents through a network of sales representatives, distributors and a direct sales force. For more information, visit Sunrise Telecom's Web site at www.sunrisetelecom.com.

Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated. All other trademarks mentioned in this document are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including sales estimates for the fourth quarter of 2004, within the meaning of Section 21 E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to safe harbor provisions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom's new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures; rapid technological change within the telecommunications industry; Sunrise Telecom's dependence on a limited number of major customers; Sunrise Telecom's dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom's lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom's ability to manage growth and slowdowns; the uncertain impact of the cost cutting measures Sunrise Telecom has taken to date and those that Sunrise Telecom may take in the future; and the loss of key personnel. These risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the year ended December 31, 2003 and its Forms 10-Q for the quarters ended March 31, 2004 and June 30, 2004. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

-Financial Tables Following-

SUNRISE TELECOM INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$37,641	$39,885
Accounts receivable, net	9,476	13,112
Inventories	13,065	7,286
Prepaid expenses and other assets	1,017	577
Deferred tax assets	166	5,604

Total current assets	61,365	66,464

Property and equipment, net	26,741	26,929
Restricted cash	306	106
Marketable Securities	1,641	2,133
Goodwill	12,570	12,815
Intangible assets, net	3,866	5,869
Deferred tax assets	—	1,660
Other assets	820	631

Total assets	$107,309	$116,607

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of notes payable	$184	$382
Accounts payable	2,297	1,729
Other accrued expenses	9,385	8,979
Income taxes payable	647	23
Deferred revenue	467	660

Total current liabilities	12,980	11,773

Notes payable, less current portion	975	1,095
Deferred tax liabilities	65	—
Deferred revenue	120	178
Other liabilities	3	4
Stockholders' equity:
Common stock, $0.001 par value per share; 175,000,000 shares authorized; 52,269,980 and 51,827,926 shares issued as of September 30, 2004 and December 31, 2003, respectively; 50,518,101 and 50,076,047 shares outstanding as of September 30, 2004 and December 31, 2003, respectively	51	50
Additional paid-in capital	69,626	69,099
Deferred stock-based compensation	—	(267)
Retained earnings	22,159	33,294
Accumulated other comprehensive income	1,330	1,381

Total stockholders' equity	93,166	103,557

Total liabilities and stockholders' equity	$107,309	$116,607

SUNRISE TELECOM INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net sales	$12,725	$12,338	$41,530	$34,505
Cost of sales	4,005	4,451	11,796	12,969

Gross profit	8,720	7,887	29,734	21,536

Operating expenses:
Research and development	3,824	3,664	11,538	12,024
Selling and marketing	4,164	3,786	12,424	12,308
General and administrative	2,774	2,463	7,058	7,246

Total operating expenses	10,762	9,913	31,020	31,578

Loss from operations	(2,042)	(2,026)	(1,286)	(10,042)
Other income (expense), net	232	(66)	632	462

Loss before income taxes	(1,810)	(2,092)	(654)	(9,580)
Income tax expense (benefit)	345	(816)	7,974	(3,736)

Net loss	$(2,155)	$(1,276)	$(8,628)	$(5,844)

Loss per share:
Basic	$(0.04)	$(0.03)	$(0.17)	$(0.12)

Diluted	$(0.04)	$(0.03)	$(0.17)	$(0.12)

Shares used in per share computation:
Basic	50,504	49,819	50,365	49,665

Diluted	50,504	49,819	50,365	49,665

SUNRISE TELECOM INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Cash received from customers	$45,433	$37,512
Cash paid to suppliers and employees	(43,842)	(38,904)
Income taxes refunded (paid), net	139	(344)
Interest and other receipts, net	364	712

Net cash provided by (used in) operating activities	2,094	(1,024)

Cash flows from investing activities:
Sales of marketable securities	687	1,036
Capital expenditures	(2,749)	(1,898)
Acquisition of businesses, net of cash acquired	—	(554)
Repayment of loan to related party	—	200

Net cash used in investing activities	(2,062)	(1,216)

Cash flows from financing activities:
Increase in restricted cash	(200)	—
Proceeds from notes payable	—	42
Payments on notes payable	(242)	(409)
Dividends paid	(2,507)	(1,994)
Net proceeds from issuance of common stock	319	231
Proceeds from exercise of stock options	209	154

Net cash used in financing activities	(2,421)	(1,976)

Effect of exchange rate changes on cash and cash equivalents	145	208

Net decrease in cash and cash equivalents	(2,244)	(4,008)
Cash and cash equivalents at the beginning of the period	39,885	36,440

Cash and cash equivalents at the end of the period	$37,641	$32,432

SUNRISE TELECOM INCORPORATED

DETAILS OF NET SALES

(In thousands, unaudited)

	Three Months Ended
	September 30, 2004		June 30, 2004		September 30, 2003
By Product:
Wire line access	$4,869	38%	$6,862	46%	$4,532	37%
Cable broadband	3,828	30%	3,605	24%	3,990	32%
Fiber optics	2,985	24%	3,628	24%	3,253	26%
Protocol	1,043	8%	909	6%	563	5%

	$12,725		$15,004		$12,338

	Three Months Ended
	September 30, 2004		June 30, 2004		September 30, 2003
By Region:
North America (United States and Canada)	$7,136	56%	$7,815	52%	$8,010	65%
Asia/Pacific	3,332	26%	4,075	27%	2,274	18%
Europe/Africa/Middle East	1,974	16%	2,880	19%	1,954	16%
Latin America	283	2%	234	2%	100	1%

	$12,725		$15,004		$12,338

SUNRISE TELECOM INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data, unaudited)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sunrise Telecom Incorporated provides non-GAAP results of operations as supplemental information about its operating results. These results are not in accordance with or an alternative to GAAP and may be different than non-GAAP measures used by other companies. The non-GAAP results of operations eliminate certain items of expenses and losses from cost of goods sold, operating expenses, and income tax expense. Sunrise Telecom's management believes that these non-GAAP financial measures help investors to evaluate the current operational and financial performance of Sunrise Telecom's business. Sunrise Telecom discloses this information along with the following reconciliation of the non-GAAP financial measures to the comparable GAAP measures. This allows investors to evaluate the details and general nature of the adjustments made to the GAAP financial measures.

	Three Months Ended			Nine Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Income (loss) from operations - GAAP	$(2,042)	$576	$(2,026)	$(1,286)	$(10,042)

Adjustments:
Amortization of acquisition-related intangible assets	655	713	753	2,090	2,513
Stock-based compensation expense	—	—	475	267	1,486

Income (loss) from operations - Non-GAAP	$(1,387)	$1,289	$(798)	$1,071	$(6,043)

	Three Months Ended			Nine Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Net income (loss) - GAAP	$(2,155)	$813	$(1,276)	$(8,628)	$(5,844)

Adjustments:
Amortization of acquisition-related intangible assets, net of tax	393	428	459	1,254	1,533
Stock-based compensation expense, net of tax	—	—	290	160	906
Charge for valuation allowance on deferred tax assets	—	—	—	7,349	—

Net income (loss) - Non-GAAP	$(1,762)	$1,241	$(527)	$135	$(3,405)

Earnings (loss) per share:
Basic - GAAP	$(0.04)	$0.02	$(0.03)	$(0.17)	$(0.12)

Basic - Non-GAAP	$(0.03)	$0.02	$(0.01)	$0.00	$(0.07)

Diluted - GAAP	$(0.04)	$0.02	$(0.03)	$(0.17)	$(0.12)

Diluted - Non-GAAP	$(0.03)	$0.02	$(0.01)	$0.00	$(0.07)

Shares used in computing earnings (loss) per share:
Basic - GAAP	50,504	50,426	49,819	50,365	49,665

Basic - Non-GAAP	50,504	50,426	49,819	50,365	49,665

Diluted - GAAP	50,504	51,265	49,819	50,365	49,665

Diluted - Non-GAAP	50,504	51,265	49,819	51,284	49,665

SUNRISE TELECOM INCORPORATED

SUMMARY OF CERTAIN NONCASH EXPENSES

(In thousands, unaudited)

The following expenses are included in the applicable lines of Sunrise Telecom Incorporated's Condensed Consolidated Statements of Operations, as required by accounting principles generally accepted in the United States of America.

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Amortization of acquisition-related intangible assets included in general and administrative	$655	$753	$2,090	$2,513

Amortization of deferred stock-based compensation:
Included in cost of sales	$—	$68	$40	$206
Included in research and development	—	169	84	526
Included in selling and marketing	—	151	90	461
Included in general and administrative	—	87	53	293

	$—	$475	$267	$1,486

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